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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: February 18, 2000
                        (Date of earliest event reported)

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

            0-18734                                  33-0314804
   (Commission File Number)               (IRS Employer Identification No.)

         9393 Towne Centre Drive, Suite 200, San Diego, California   92121
                (Address of principal executive offices)           (Zip code)

                                 (858) 558-0364
               (Registrants telephone number, including area code)

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Item 5.  OTHER EVENTS

On March 22, 1999, we entered into an agreement with several accredited investors to obtain up to $5 million in financing through the sale of up to 500 shares of Series D Convertible Preferred Stock ("Series D Shares") and related Class J Stock Purchase Warrants ("Class J Warrants"). At the initial closing on March 31, 1999 we received $2 million in exchange for issuing to the investors 200 Series D Shares and related Class J Warrants to purchase an aggregate of 100,000 shares of Class A Common Stock. All 200 Series D Shares were converted by the investors to Class A Common Stock on or before September 30, 2000.

On February 18, 2000, we received an additional $1 million in exchange for issuing to the investors 100 Series D Shares and related Class J Warrants to purchase an aggregate of 50,000 shares of Class A Common Stock, pursuant to the investors' exercise of an option to purchase these additional securities under similar terms as the March 1999 financing. The Series D Shares carry a 5% dividend, payable quarterly in cash or, at our option, in stock at the applicable conversion rate. As with the previous Series D Shares, the investors have the option to convert them into shares of Class A Common Stock at a price per share which is the lesser of a fixed conversion price or a variable conversion price based on the market prices of the Class A Common Stock on or about the date of conversion. The initial fixed conversion price for the Series D Shares issued on February 18, 2000 has been set at $2.715 per share of Class A Common Stock. The exercise price of the Class J Warrants was also set at $2.715 per share. The Class J Warrants expire in five years from their respective dates of issuance.

The above summary is qualified in its entirety by the terms and provisions of the exhibits attached to the Current Report on Form 8-K filed with the SEC on April 1, 1999.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

             4.1      Certificate of Determination dated March 26, 1999*

             4.2      Form of Series D Convertible Preferred Stock Certificate*

             4.3      Form of Class J Stock Purchase Warrant*

             10.1     Securities Purchase Agreement dated as of March 22, 1999*

             10.2     Registration Rights Agreement dated as of March 22, 1999*

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* Incorporated by reference to the similarly described exhibit included with the
Company's Form 8-K, filed April 1, 1999.


                     SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AVANIR PHARMACEUTICALS

Date:  February 22, 2000                    By: /s/ Gregory P. Hanson
                                                --------------------------------
                                            Gregory P. Hanson
                                            Vice President, Finance and
                                            Chief Financial Officer